Exhibit 10.5

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), effective as of November 8, 2018, is made and entered into by and between Roaring Fork Acquisition Corp., a Delaware corporation (the “Company”), and Roaring Fork Sponsor LLC, a Delaware limited liability company (the “Buyer”).

RECITALS:

WHEREAS, the Buyer wishes to purchase from the Company an aggregate of 2,875,000 shares (the “Shares”) of the Company’s Class B Common Stock (as defined below), up to 375,000 of which are subject to forfeiture by the Buyer if the underwriters of the Company’s initial public offering (the “IPO”) of units of the Company do not fully exercise their over-allotment option (the “Over-allotment Option”).

WHEREAS, the Company wishes to sell the Shares to the Buyer, on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The terms defined in this Article I shall have for all purposes of this Agreement the respective meanings set forth below:

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Buyer” shall have the meaning set forth in the preamble to this Agreement.

“Class A Common Stock” shall mean the Class A Common Stock, $0.0001 par value per share, of the Company.

“Class B Common Stock” shall mean the Class B Common Stock, $0.0001 par value per share, of the Company. Pursuant to the Company’s certificate of incorporation, as amended to the date hereof, shares of Class B Common Stock will automatically convert into shares of Class A Common Stock on a one-for-one basis, subject to adjustment, upon the terms and conditions set forth therein.

“Closing” shall have the meaning set forth in Section 2.3 of this Agreement.

“Closing Date” shall have the meaning set forth in Section 2.3 of this Agreement.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Consent” means any consent, approval, notification, waiver, or other similar action that is necessary or convenient.

“Governmental Body” shall mean any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority.

“Law” shall mean any law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority enacted, adopted, promulgated or applied by any Governmental Body.

“Lien” shall mean a mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, charge, restriction, lien (statutory or otherwise, including, without limitation, any lien for taxes), security interest, preference, participation interest, priority or security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any document under the law of any applicable jurisdiction to evidence any of the foregoing, other than (i) statutory, mechanics’ or other Liens incurred in the Company’s ordinary course of business or (ii) Liens for taxes incurred but not yet due.

“Order” shall mean an order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Body or arbitrator.

“Permit” shall mean a permit, license, certificate, waiver, notice or similar authorization.

“Purchase Price” shall have the meaning set forth in Section 2.2 of this Agreement.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, or any successor federal statute, and the applicable rules and regulations promulgated and in effect from time to time thereunder.

“Shares” shall have the meaning set forth in the recitals to this Agreement. Unless the context otherwise requires, as used in this Agreement “Shares” shall be deemed to include any shares of Class A Common Stock issued upon conversion of the shares of Class B Common Stock comprising the Shares.

ARTICLE II

PURCHASE OF THE SHARES

Section 2.1     Purchase and Sale of the Shares. Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the parties contained or incorporated by reference herein, simultaneous with the execution hereof, the Company shall sell and deliver to the Buyer, and the Buyer shall purchase from the Company, the Shares, in consideration of the payment of the Purchase Price noted herein.

Section 2.2     Purchase Price. As payment in full for the Shares being purchased under this Agreement and against delivery of the certificates therefor, simultaneous with the execution hereof, the Buyer shall pay $25,000 to the Company by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company (the “Purchase Price”).

Section 2.3      Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall be held on the date of this Agreement (“Closing Date”) at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, or such other place as may be agreed upon by the parties hereto.

Section 2.4      Closing Deliveries. All actions taken at the Closing shall be deemed to have been taken simultaneously.

(a)              Buyer Deliveries. At the Closing the Buyer shall deliver to the Company the Purchase Price.

(b)             Company Deliveries. At the Closing, the Company shall deliver to the Buyer evidence that appropriate notations reflecting the ownership of the Shares by the Buyer has been made on the books and records of the Company.

Section 2.5      Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

Section 2.6      Legend. Each certificate or book-entry position evidencing the Shares and each certificate or book-entry position issued in exchange for or upon the transfer of any Shares shall bear or shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN THE LETTER AGREEMENT BY AND BETWEEN THE COMPANY AND THE SPONSOR. COPIES OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants that the statements contained in this ARTICLE III are correct and complete as of the date of this Agreement.

Section 3.1     Organization and Good Standing. The Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of Delaware.

Section 3.2       Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms. The Buyer has full entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Buyer has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by, and is enforceable against, the Buyer.

Section 3.3      Investment Representations.

(a)             The Buyer is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.

(b)             The Buyer has received, has thoroughly read, is familiar with and understands the contents of this Agreement.

(c)             The Buyer hereby acknowledges that an investment in the Shares involves certain significant risks. The Buyer acknowledges that there is a substantial risk that it will lose all or a portion of its investment and that it is financially capable of bearing the risk of such investment for an indefinite period of time. The Buyer has no need for liquidity in its investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. The Buyer understands that there presently is no public market for the Shares and none is anticipated to develop in the foreseeable future. The Buyer’s present financial condition is such that the Buyer is under no present or contemplated future need to dispose of any portion of the Shares subscribed for hereby to satisfy any existing or contemplated undertaking, need or indebtedness. The Buyer’s overall commitment to investments which are not readily marketable is not disproportionate to its net worth and the investment in the Company will not cause such overall commitment to become excessive.

(d)             The Buyer acknowledges that the Shares have not been and will not be registered under the Securities Act, or any state securities act, and are being sold on the basis of exemptions from registration under the Securities Act and applicable state securities acts, except those state securities acts that require registration of the Shares thereunder. Reliance on such exemptions, where applicable, is predicated in part on the accuracy of the Buyer’s representations and warranties set forth herein. The Buyer acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless the Buyer either registers the Shares in accordance with federal and state securities laws or finds and complies with an available exemption under such laws. Accordingly, the Buyer hereby acknowledges that there can be no assurance that it will be able to liquidate its investment in the Company.

(e)             There are substantial risk factors pertaining to an investment in the Company. The Buyer acknowledges that it has read the information set forth above regarding certain of such risks and is familiar with the nature and scope of all such risks, including, without limitation, risks arising from the fact that the Company is an entity with limited operating history and financial resources; and the Buyer is fully able to bear the economic risks of such investment for an indefinite period, and can afford a complete loss thereof.

(f)              The Buyer has been given the opportunity to (i) ask questions of and receive answers from the Company and its designated representatives concerning the terms and conditions of the offering, the Company and the business and financial condition of the Company and (ii) obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to assist the Buyer in evaluating the advisability of the purchase of the Shares and an investment in the Company. The Buyer further represents and warrants that, prior to signing this Agreement, it has asked such questions, received such answers and obtained such information as it has deemed necessary or advisable to evaluate the merits and risks of the purchase of the Shares and an investment in the Company. The Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects.

(g)       The Buyer understands that no federal, state or other governmental authority has made any recommendation, findings or determination relating to the merits of an investment in the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1     Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

Section 4.2     Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by, and is enforceable against, the Company.

Section 4.3     No Violation; Necessary Approvals. Neither the execution and delivery of this Agreement by the Company, nor the consummation or performance by the Company of any of transactions contemplated hereby, will: (a) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any Law, Order, contract or Permit to which the Company is a party or by which it is bound or any of its assets are subject, or any provision of the Company’s organizational documents as in effect on the Closing Date, (b) result in the imposition of any lien, claim or encumbrance upon any assets owned by the Company; (c) require any Consent under any contract or organizational document to which the Company is a party or by which it is bound; or (d) require any Permit under any Law or Order other than (i) required filings, if any, with the SEC and (ii) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the transactions contemplated hereunder; or (e) trigger any rights of first refusal, preferential purchase or similar rights with respect to any of the Shares.

Section 4.4     Authorization of the Shares. The Shares have been duly authorized and, when issued in accordance with this Agreement, the Shares will be duly and validly issued, fully paid and non-assessable shares of Class B Common Stock and will be free and clear of all Liens and claims, other than restrictions on transfer imposed by the Securities Act and applicable state securities laws.

ARTICLE V

FORFEITURE OF SHARES

Section 5.1     Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the representative(s) of the underwriters of the Company’s IPO is not exercised in full, the Buyer acknowledges and agrees that it shall forfeit any and all rights to such number of Shares (up to an aggregate of 375,000 Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the Buyer (and all other initial stockholders prior to the IPO, if any) will own an aggregate number of Shares (not including common stock issuable upon exercise of any warrants or any common stock purchased by the Buyer in the Company’s IPO or in the aftermarket) equal to 20% of the issued and outstanding common stock of the Company immediately following the IPO.

Section 5.2     Termination of Rights as Stockholder. If any of the Shares are forfeited in accordance with this ARTICLE V, then after such time the Buyer (or successor in interest), shall no longer have any rights as a holder of such Shares, and the Company shall take such action as is appropriate to cancel such Shares.

ARTICLE VI

WAIVER OF LIQUIDATION DISTRIBUTIONS

Section 6.1     Redemption Rights. In connection with the Shares purchased pursuant to this Agreement, the Buyer hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, in the event the Buyer purchases common stock in the IPO or in the aftermarket, any additional shares of common stock so purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Buyer have the right to redeem any common stock for funds held in the Trust Account upon the successful completion of an initial business combination.

ARTICLE VII

MISCELLANEOUS

Section 7.1     Voting and Tender of Shares. The Buyer agrees to vote the Shares in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s stockholders. Additionally, the Buyer agrees not to tender any Shares in connection with a tender offer presented to the Company’s stockholders in connection with an initial business combination negotiated by the Company.

Section 7.2    Entire Agreement. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

Section 7.3    Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors.

Section 7.4     Assignments. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this Section 7.4 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

Section 7.5     Waiver of Jury Trial. THE PARTIES HERETO EACH HEREBY AGREE TO WAIVE THE RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL ACTIONS THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP AND THAT THEY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. IN THE EVENT OF AN ACTION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY A COURT.

Section 7.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

Section 7.7 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 7.8 Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

Section 7.9 Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

Section 7.10 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the Governmental Body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

Section 7.11 Expenses. Except as otherwise expressly provided in this Agreement, each party hereto will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

Section 7.12 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

Section 7.13 Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

ROARING FORK ACQUISITION CORP.

By:	/s/ Tyson Taylor
Name:	Tyson Taylor
Title:	Secretary

BUYER:

ROARING FORK SPONSOR LLC

By:	/s/ Eric Scheyer
Name:	Eric Scheyer
Title:	Authorized Signatory